Exhibit 5.1
[Snell & Wilmer L.L.P. Letterhead]
January 12, 2006
Zila, Inc.
5227 North 7th Street,
Phoenix, Arizona 85014-2800
     Re: Registration Statement on Form S-3 of Zila, Inc.
Dear Ladies and Gentlemen:
     We have acted as counsel for Zila, Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the offer and sale of up to 17,368,637 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, to be resold by certain stockholders (the “Selling Stockholders”) of the Company, consisting of (a) 6,900,000 shares of Common Stock (the “Unsecured Note Shares”) issued to certain of the Selling Stockholders upon the conversion of the Company’s 12% Unsecured Convertible Notes, which were sold to such Selling Stockholders in a private placement on November 28, 2006 (the “Private Placement”), and which were converted into shares of Common Stock on December 14, 2006; (b) 5,454,546 shares of Common Stock (the “Secured Note Shares”) that may be issued to certain of the Selling Stockholders upon the conversion of the Company’s 6% Senior Secured Convertible Notes (the “Secured Notes”), which were sold to such Selling Stockholders in the Private Placement; and (c) 5,014,091 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain warrants (the “Warrants”) issued to certain of the Selling Stockholders in the Private Placement.
     The Shares are being registered pursuant to the registration rights agreement, dated as of November 28, 2006 (the “Registration Rights Agreement”) between the Company and the Selling Stockholders. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records and documents of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we

January 12, 2006

have made such investigations of law, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
     In arriving at the opinions expressed below, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further qualifications set forth below, it is our opinion that (i) the Shares have been duly authorized; (ii) the Unsecured Note Shares are validly issued, fully paid and nonassessable; (iii) when issued by the Company upon the conversion of the Secured Notes in accordance with the terms and conditions of the Secured Notes, the Secured Note Shares will be validly issued, fully paid and nonassessable; and (iv) when issued by the Company upon exercise of the Warrants in accordance with the terms and conditions of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the Delaware General Corporation Law and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or within the meaning of the rules and regulations of the Commission.

Very truly yours,
/s/ Snell & Wilmer L.L.P.